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                                FORM OF AGREEMENT


                  THIS AGREEMENT is entered into as of the 9th day of February, 2005 by and between ____________________ ("Executive") and Brandywine Realty Trust (the "Company") and amends and restates in its entirety the Agreement dated ______________ (the "Prior Agreement") between Executive and Company.

                  WHEREAS, Executive is currently employed by the Company and/or a Subsidiary (as defined below) of the Company;

                  WHEREAS, in order to encourage Executive to remain an employee of the Company and/or a Subsidiary, the Company is entering into this Agreement with Executive.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Payment Obligation: Change of Control. The Company agrees that if (i) a Change of Control of the Company occurs at a time when Executive is then an employee of the Company and/or a Subsidiary of the Company and (ii) within ___ days following the occurrence of the Change of Control (a) the Company or the purchaser or successor thereto (the "Purchaser") terminates the employment of Executive other than for Cause or (b) Executive resigns for Good
Reason:

                           a. then the Company or Purchaser will be obligated to
pay to Executive an amount equal to the product of: (x) ___ multiplied by (y) the sum of (1) Executive's annual base salary as in effect at the time the Change of Control occurs, (2) the annual bonus paid to Executive in the calendar year immediately preceding the calendar year in which the Change of Control occurs (unless the Board, at the time of grant of the bonus award, provides that the value of the bonus shall not be taken into account for purposes of this Agreement), (3) the "Fair Market Value" (as defined under the Plan) of any restricted common shares of beneficial interest granted to Executive under the Plan (or any new or successor long-term incentive plan) in the calendar year immediately preceding the calendar year in which the Change of Control occurs, determined as of the date of grant of any such restricted shares (unless the Board, at the time of grant of any such award, provides that the value of such grant shall not be taken into account for purposes of this Section of this Agreement) and (4) the fair market value of any other long-term incentive award made to Executive in or for the calendar year immediately preceding the calendar year in which the Change of Control occurs (with the fair market value determined as of the date of the award and determined by the Board using customary valuation procedures as it may in its sole discretion select) (unless the Board, at the time of any such award, provides that the value of such award shall not be taken into account for purposes of this Section of this Agreement). Payment of the amounts provided for in this Section 1.a shall be made as soon as reasonably practicable following Executive's termination or resignation, but, in any event, not later than ten (10) days after such termination or resignation.

                           b. Executive shall be entitled to medical coverage
until the earlier of (1) the last day of the ___ day period following the date of termination or resignation or (2) the date on which the Executive is eligible for coverage under a plan maintained by a new employer or under a plan maintained by his spouse's employer. Coverage shall be provided at the level in effect at the date of his termination or resignation (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, as such coverage may be changed by the Company from time to time for employees generally, as if the Executive had continued in employment during such period; or, cash in lieu of such coverage in an amount equal to the Executive's after-tax cost of continuing such coverage, where such coverage may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided). The COBRA health care continuation coverage period under section 4980B of the Code shall run concurrently with the foregoing benefit period. In addition, Executive shall be entitled to continuation of all group term life insurance benefits (but not including any supplemental life insurance benefits provided to executives), or the equivalent coverage if provision of such coverage is not possible under the group term life insurance policy, at no cost to Executive for the ___ day period following the date of Executive's termination or resignation.

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                  2. Payment Obligation: Death or Disability. The Company agrees that if Executive dies or becomes Disabled at a time when Executive is then an employee of the Company and/or a Subsidiary of the Company, then the Company will pay to Executive or his estate, as applicable, an amount equal to the product of: (x) ___ multiplied by (y) the sum of (1) Executive's base salary as in effect at the time the death or Disability occurs, (2) the annual bonus paid to Executive in the calendar year immediately preceding the calendar year in which the death or Disability occurs, (3) the "Fair Market Value" (as defined under the Plan) of any restricted common shares of beneficial interest granted to Executive under the Plan (or any new or successor long-term incentive plan) in the calendar year immediately preceding the calendar year in which the death or Disability occurs, determined as of the date of grant of any such restricted shares (unless the Board, at the time of grant of any such award, provides that the value of such grant shall not be taken into account for purposes of this Section of this Agreement) and (4) the fair market value of any other long-term incentive award made to Executive in or for the calendar year immediately preceding the calendar year in which the death or Disability occurs (with the fair market value determined as of the date of the award and determined by the Board using customary valuation procedures as it may in its sole discretion select) (unless the Board, at the time of any such award, provides that the value of such award shall not be taken into account for purposes of this Section of this Agreement).

                  3. No Right to Employment. This Agreement shall not confer upon Executive any right to remain an employee of the Company or a Subsidiary of the Company, and shall only entitle Executive to the payments and benefits in the limited circumstances set forth in Paragraphs 1 and 2 above.

                  4. Certain Definitions. As used herein:

                           a. "Board" means the Board of Trustees of the
Company, as constituted from time to time.

                           b. "Cause" has the meaning assigned to it in the Plan
(except that references in such Plan definition to "Company" shall be interpreted to mean the Company or Purchaser, as applicable).

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                           c. "Change of Control" means:

                                    (1) the acquisition in one or more
transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of "Beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (1) Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                                    (2) approval by shareholders of the Company
of:

                                            (a) a merger, reorganization or
consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation;

                                            (b) a complete liquidation or
dissolution of the Company; or

                                            (c) an agreement for the sale or
other disposition of all or substantially all of the assets of the Company; or

                                    (3) acceptance by shareholders of the
Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange; or

                                    (4) a change in the composition of the Board
over a period of twenty four (24) months or less such that a majority of the Board members ceases to be comprised of individuals who either: (a) have been board members continuously since the beginning of such period; or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

                           d. "Code" means the Internal Revenue Code of 1986, as
amended.

                           e. "Disability" means a disability of Executive which
renders Executive unable to perform the full extent of his duties and responsibilities by reason of his illness or incapacity which would entitle that person to receive Social Security Disability Income under the Social Security Act, as amended, and the regulations thereunder. "Disabled" shall mean having a Disability. The determination of whether Executive is Disabled shall be made by the Board, whose determination shall be conclusive.

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                           f. "Good Reason" means any of the following:

                                    (1) a reduction in Executive's base salary
as in effect at the time of the Change of Control;

                                    (2) a significant adverse alteration in the
nature or status of Executive's responsibilities from those in effect at the time of the Change of Control; or

                                    (3) relocation of the place where Executive
performs his day-to-day responsibilities at the time of the Change of Control by more than thirty (30) miles.

                           g. "Plan" means the Company's 1997 Long-Term
Incentive Plan, as amended.

                           h. "Subsidiary" means, in respect of the Company or
parent, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

                           i. Tax Withholding, Etc. All compensation payable
under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by an employer to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or make the Executive whole for the amount of any required taxes.

                  5. Miscellaneous.

                           a. Controlling Law. This Agreement, and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           b. Entire Agreement. This Agreement contains the
entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                           c. Liability of Trustees, etc. No recourse shall be
had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Executive.

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                           d. Prior Agreement. The Prior Agreement is hereby
amended and restated in its entirety.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

                              BRANDYWINE REALTY TRUST


                              By:       /s/ Gerard H. Sweeney
                                       -----------------------------------------
                                       President and Chief Executive Officer

                                       ---------------------------------
                                       [Executive]

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